                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 6, 2002



                           ALLIS-CHALMERS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



              DELAWARE                                 1-2199
    (STATE OR OTHER JURISDICTION              (COMMISSION FILE NUMBER)
          OF INCORPORATION)

            39-0126090
         (I.R.S. EMPLOYER
         IDENTIFICATION NO.)



          7660 WOODWAY, SUITE 200
              HOUSTON, TEXAS                                  77063
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 369-0550

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

   (a) Financial Statements.

       (1) Financial Statements of Jens' Oilfield Service, Inc.:

           Independent Auditors' Report                                      F-1

           Balance Sheets as of December 31, 2001 and March 31, 2001         F-2

           Statements of Operations for the Nine Months Ended December
             31, 2001 and the Year Ended March 31, 2001                      F-4

           Statement of Stockholder's Equity for the Nine Months Ended
             December 31, 2001 and the Year Ended March 31, 2001             F-5

           Statements of Cash Flows for the Nine Months Ended December
             31, 2001 and the Year Ended March 31, 2001                      F-6

           Notes to Financial Statements                                     F-7

       (2) Financial Statements of Strata Directional Technologies,
             Inc.:

           Independent Auditors' Report                                     FF-3

           Consolidated Balance Sheets as of December 31, 2001 and
             December 31, 2000                                              FF-4

           Consolidated Statements of Operations for the Years Ended
             December 31, 2001 and 2000                                     FF-5

           Consolidated Statement of Shareholders' Equity for the
             Years Ended December 31, 2001 and 2000                         FF-6

           Consolidated Statements of Cash Flows for the Years Ended
             December 31, 2001 and 2000                                     FF-7

           Notes to Consolidated Financial Statements                       FF-8

   (b) Pro Forma Financial Information:

           Unaudited Pro Forma Consolidated Condensed Statement of
            Operations for the Year Ended December 31, 2001                  P-1

           Unaudited Pro Forma Consolidated Condensed Statement of
            Financial Position as of December 31, 2001                       P-2

           Notes to Unaudited Pro Forma Consolidated Condensed
            Financial Statements                                             P-3

   (c) Exhibits.

               NONE.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                ALLIS-CHALMERS CORPORATION


                                                By: /s/ Munawar H. Hidayatallah
                                                    ----------------------------
                                                    Munawar H. Hidayatallah
                                                    President, Chief Executive
                                                    Officer and Chairman


Date: April 22, 2002

                          JENS' OILFIELD SERVICE, INC.


                              FINANCIAL STATEMENTS

                     NINE MONTHS ENDED DECEMBER 31, 2001 AND
                            YEAR ENDED MARCH 31, 2001

                                    CONTENTS



                                                                          Page

Independent auditors' report                                               F-1

Balance sheets                                                             F-2

Statements of operations                                                   F-4

Statements of stockholder's equity                                         F-5

Statements of cash flows                                                   F-6

Notes to financial statements                                        F-7 - F-14

                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Jens' Oilfield Service, Inc.
Edinburg, Texas


We have audited the accompanying balance sheets of Jens' Oilfield Service, Inc. as of December 31, 2001 and March 31, 2001, and the related statements of operations, stockholder's equity, and cash flows for the nine months ended December 31, 2001 and year ended March 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jens' Oilfield Service, Inc. as of December 31, 2001 and March 31, 2001, and the results of its operations and its cash flows for the nine months ended December 31, 2001 and the year ended March 31, 2001 in conformity with accounting principles generally accepted in the United States of America.


                                                 /s/ Gordon, Hughes & Banks, LLP

                                                 GORDON, HUGHES & BANKS, LLP


Greenwood Village, Colorado
April 12, 2002


                                   JENS' OILFIELD SERVICE, INC.
                                          BALANCE SHEETS

                                              ASSETS

                                                                  December 31         March 31
                                                                     2001               2001
                                                                 -------------      -------------
Current assets:
      Cash and cash equivalents                                  $  2,594,933       $    353,855
      Trade accounts receivable (net of allowance for
        doubtful accounts of $150,010 and $134,838 at
        December 31, 2001 and March 31, 2001, respectively)         1,690,793          1,618,892
      Prepaid expenses and other current assets                       109,060            103,234
      Foreign income tax receivable                                   135,733            135,733
      Prepaid federal income taxes                                     90,260             78,799
                                                                 -------------      -------------
               Total current assets                                 4,620,779          2,290,513

Property and equipment:
      Property and equipment, at cost                              13,530,648         13,437,207
      Less: accumulated depreciation                              (10,435,936)        (9,491,924)
                                                                 -------------      -------------
               Net property and equipment                           3,094,712          3,945,283

Other assets:
      Customers deposits held in trust                                276,401            269,995
      Other deposits                                                   30,045             30,045
                                                                 -------------      -------------
               Total other assets                                     306,446            300,040
                                                                 -------------      -------------

                   Total assets                                  $  8,021,937       $  6,535,836
                                                                 =============      =============


                          See accompanying summary of accounting policies
                                and notes to financial statements.


                                   JENS' OILFIELD SERVICE, INC.
                                          BALANCE SHEETS
                                            (continued)

                               LIABILITIES AND STOCKHOLDER'S EQUITY

                                                                    Decmber 31         March 31
                                                                       2001              2001
                                                                   ------------      ------------
Current liabilities:
      Accounts payable                                             $   122,716       $    77,250
      Accrued expenses                                                 335,062           206,817
      Current portion of deferred income taxes                           2,211            30,791
                                                                   ------------      ------------
               Total current liabilities                               459,989           314,858

Long-term security deposits                                            269,995           269,995
Deferred income taxes, less current portion                             64,230           112,497

Stockholder's equity:
      Common stock - $10 par value, 50,000 shares
          authorized, 5,000 shares issued and
          outstanding                                                   50,000            50,000
      Additional paid in capital                                         6,187             6,187
      Retained earnings                                              7,184,036         5,794,799
                                                                   ------------      ------------
                                                                     7,240,223         5,850,986
      Less: Treasury shares, 1250 shares, at par value                 (12,500)          (12,500)
                                                                   ------------      ------------
               Total stockholder's equity                            7,227,723         5,838,486
                                                                   ------------      ------------

                   Total liabilities and stockholders' equity      $ 8,021,937       $ 6,535,836
                                                                   ============      ============

                          See accompanying summary of accounting policies
                                and notes to financial statements.


                                  JENS' OILFIELD SERVICE, INC.
                                    STATEMENTS OF OPERATIONS
                                   For the Nine Months Ended
                                       December 31, 2001
                                            and Year
                                      Ended March 31, 2001

                                                                 December 31        March 31
                                                                ------------      ------------
Net revenue                                                     $ 7,563,480       $ 8,338,194
Cost of revenue                                                   3,502,453         4,348,123
                                                                ------------      ------------
        Gross profit                                              4,061,027         3,990,071

Operating expenses:
    Salaries, bonuses, employee benefits and payroll taxes        1,171,552         1,181,082
    Other selling, general and administrative costs                 617,663           552,839
    Repairs and maintenance                                         268,898           360,653
                                                                ------------      ------------
        Total operating expenses                                  2,058,113         2,094,574
                                                                ------------      ------------

           Operating income                                       2,002,914         1,895,497

Other income (expense)
    Interest income                                                  34,877            15,015
    Gain on disposition of assets                                         -            48,688
    Interest (expense)                                               (6,136)          (54,599)
                                                                ------------      ------------
                                                                     28,741             9,104

        Net income before income taxes                            2,031,655         1,904,601
                                                                ------------      ------------

Income taxes (benefit)
    United States income taxes                                      543,539           462,804
    Mexico income taxes                                             175,726           242,667
    Deferred income taxes                                           (76,847)          (77,486)
                                                                ------------      ------------
        Total income taxes                                          642,418           627,985
                                                                ------------      ------------

           Net income                                           $ 1,389,237       $ 1,276,616
                                                                ============      ============

           Earnings per share, basic and diluted                $     27.78       $     25.53
                                                                ============      ============

           Weighted average shares outstanding                       50,000            50,000
                                                                ============      ============

                        See accompanying summary of accounting policies
                               and notes to financial statements.


                                                 JENS' OILFIELD SERVICE, INC.
                                              STATEMENTS OF STOCKHOLDER'S EQUITY
                                         FOR THE NINE MONTHS ENDED DECEMBER 31, 2001
                                                AND YEAR ENDED MARCH 31, 2001


                                               $10 Par Value        Paid in        Retained        Treasury
                                 Common Shares  Stock Amount        Capital         Earning           Stock         Total
                                 -------------------------------------------------------------------------------------------
Balances, March 31, 2000              5,000      $   50,000      $    6,187      $4,518,183      $  (12,500)      $4,561,870

     Net income                           -               -               -       1,276,616               -        1,276,616

                                 -----------     -----------     -----------     -----------     -----------      -----------
Balances, March 31, 2001              5,000          50,000           6,187       5,794,799         (12,500)       5,838,486

     Net income                           -               -               -       1,389,237               -        1,389,237
                                 -----------     -----------     -----------     -----------     -----------      -----------
Balances, December 31, 2001           5,000      $   50,000      $    6,187      $7,184,036      $  (12,500)      $7,227,723
                                 ===========     ===========     ===========     ===========     ===========      ===========


                                       See accompanying summary of accounting policies
                                              and notes to financial statements.

                                                             F-5


                                    JENS' OILFIELD SERVICE, INC.
                                      STATEMENTS OF CASH FLOWS
                            FOR THE NINE MONTHS ENDED DECEMBER 31, 2001
                                   AND YEAR ENDED MARCH 31, 2001

                                                                       December 31       March 31
                                                                          2001             2001
                                                                      ------------      ------------
Cash flows from operating activities:
     Net income                                                       $ 1,389,237       $ 1,276,616
     Items not affecting cash:
         Depreciation                                                     944,012         1,432,884
         Gain on disposition of assets                                          -           (48,688)
         Deferred income taxes                                            (76,847)          (77,486)
     Changes in operating assets and liabilities:
         (Increase) in accounts receivable                                (71,901)         (342,384)
         (Increase) in prepaid expenses and other current assets           (5,826)          (29,204)
         (Increase) decrease in income taxes payable/prepaid              (11,461)           18,170
         Increase (decrease) in accounts payable                           45,466           (86,786)
         Increase in accrued expenses                                     128,245           108,226
         (Decrease) in security deposits and trust                         (6,406)         (269,995)
                                                                      ------------      ------------

             Net cash flows provided by operating activities            2,334,519         1,981,353

Cash flows from investing activities:
     Proceeds from disposition of assets                                        -            48,688
     Purchases of property and equipment                                  (93,441)         (445,921)
                                                                      ------------      ------------

             Net cash (used) by investing activities                      (93,441)         (397,233)

Cash flows from financing activities:
     Payments on debt                                                           -        (1,444,882)
                                                                      ------------      ------------

             Net cash flows (used) by investing activities                      -        (1,444,882)

Net increase in cash                                                    2,241,078           139,238
                                                                      ------------      ------------

Cash and cash equivalents
     Beginning of period                                                  353,855           214,617
                                                                      ------------      ------------

     End of period                                                    $ 2,594,933       $   353,855
                                                                      ============      ============

Cash paid for interest                                                $     6,136       $    54,599
                                                                      ============      ============

Cash paid for income taxes
United States                                                         $   540,000       $   343,000
                                                                      ============      ============
Mexico                                                                $   175,726       $   242,667
                                                                      ============      ============


                           See accompanying summary of accounting policies and notes to consolidated financial statements.

                          JENS' OILFIELD SERVICE, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  Nature of business
                  ------------------
                  Jens' Oilfield Service, Inc. (the "Company") began business in 1981, leasing oilfield equipment and providing oilrig services to exploration companies in southern Texas and New Mexico. The Company expanded to provide services to exploration companies operating in Mexico beginning in 1996.

                  Use of estimates
                  ----------------
                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

                  Revenue recognition
                  -------------------
                  Under the terms of rental agreements, revenues are recognized on a monthly basis, as the rent is earned. Service revenues are invoiced and recognized after the service is rendered.

                  Cost of revenues
                  ----------------
                  The Company classifies direct expenses incurred in the rendering of services as cost of revenues. Those direct expenses include direct labor, supplies and depreciation expense associated with the Company's property and equipment that is utilized in the earning of revenue.

                  Cash equivalents
                  ----------------
                  For purposes of the statements of cash flows, the Company considers all liquid investments with maturity of three months or less to be cash equivalents. Security deposits in a money market account are held "in trust" and are not considered cash equivalents.

                  Accounts receivable
                  -------------------
                  Accounts receivable represent uncollected billings for equipment rentals and oilrig services. The Company's allowance for doubtful accounts includes those accounts the Company believes are uncollectible at the date of the balance sheets but may be recoverable in future years.

                  Property and equipment
                  ----------------------

                  Property and equipment is recorded at original cost when purchased. Depreciation is computed using straight-line methods over the estimated useful lives of the assets, ranging from three to twenty years. Maintenance, repairs and renewals that neither add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Gains and losses on disposition of property and equipment are included in income in the year of disposition. Depreciation expense for the nine months ended December 31, 2001 and year ended March 31, 2001 was $944,012 and $1,432,884, respectively. The
                  Company has not capitalized any internal labor in its property and equipment.

                          JENS' OILFIELD SERVICE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


                  Income taxes
                  ------------

                  Deferred income taxes are based on the liability method as prescribed by Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES ("SFAS 109"). Under SFAS 109, deferred income taxes are provided for temporary differences in recognizing certain income and expense items for financial reporting and tax reporting purposes.

                  Advertising Costs
                  -----------------

                  Advertising costs are expensed as incurred. For the nine months ended December 31, 2001 and year ended March 31, 2001, the Company incurred $30,325 and $36,572 in advertising costs, respectively.

                  Impairment of Long-Lived Assets
                  -------------------------------

                  Long-lived assets, which include property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recorded in the period in which it is determined that the carrying amount is not recoverable. The determination of recoverability is made based upon the estimated undiscounted future net cash flows, excluding interest expense. The impairment loss is determined by comparing the fair value, as determined by a discounted cash flow analysis, with the carrying value of the related assets.

                  Financial Instruments
                  ---------------------

                  Financial instruments consist of cash and cash equivalents, accounts receivable and accounts payable. The carrying values of cash and cash equivalents, accounts receivable and accounts payable approximate fair value.

                  Segments of an Enterprise and Related Information
                  -------------------------------------------------

                  SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION (SFAS No. 131), replaces the industry segment approach under previously issued pronouncements with

                          JENS' OILFIELD SERVICE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                  the management approach. The management approach designates the internal organization that is used by management for allocating resources and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosures about products and services, geographic areas and major customers. At December 31, 2001, the Company only operates in one segment.

                  Income (Loss) Per Common Share
                  ------------------------------

                  The Company computes income (loss) per common share in accordance with the provisions of SFAS No. 128, EARNINGS PER SHARE ("SFAS No. 128"). SFAS No. 128 requires companies with complex capital structures to present basic and diluted earnings per share. Basic earnings per share are measured as the income or loss available to common stockholders divided by the weighted average outstanding common shares for the period. Diluted earnings per share is similar to basic earnings per share, but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, stock options, etc.) as if they had been converted at the beginning of the periods presented. Potential common shares that have an anti-dilutive effect (e.g., those that increase income per share or decrease loss per share) are excluded from diluted earnings per share.

                  The basic and diluted loss per common share for all periods presented herein was computed by dividing the net income attributable to common shares by the weighted average outstanding common shares for the period. The Company has no potential common shares outstanding as of December 31, 2001 and March 31, 2001.

                  New Accounting Pronouncements
                  -----------------------------

                  In June 2001, the Financial Accounting Standards Board finalized FASB Statements No. 141, BUSINESS COMBINATIONS ("SFAS No. 141") and No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS ("SFAS No. 142"). SFAS No. 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS No. 141 also requires that the Company recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS No. 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS No. 142 that the Company reclassify the carrying amounts of intangible assets and goodwill based on the criteria in SFAS No. 141.

                  SFAS No. 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS No. 142 requires that the Company identify reporting units for the

                          JENS' OILFIELD SERVICE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                  purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS
                  142. SFAS 142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at the date, regardless of when those assets were initially recognized. SFAS 142 requires the Company to complete a transitional goodwill impairment test six months from the date of adoption. The Company is also required to reassess the useful lives of other intangible assets within the first interim quarter after adoption of SFAS 142.

                  In June 2001, the FASB issued SFAS No. 143, ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS ("SFAS No. 143"). SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of long-lived assets and the associated asset retirement costs. SFAS No. 143 requires that the fair value of a liability associated with an asset retirement be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated retirement costs are capitalized as part of the carrying amount of the long-lived asset and subsequently depreciated over the life of the asset. The Company has not completed its analysis of the impact, if any, of the adoption of SFAS No. 143 on its consolidated financial statements. The Company will adopt SFAS No. 143 for its fiscal year beginning January 1, 2003.

                  In August 2001, the FASB issued SFAS No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS ("SFAS No. 144"). SFAS No. 144 addresses the financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 replaces SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. SFAS No. 144 provides updated guidance concerning the recognition and measurement of an impairment loss for certain types of long-lived assets and modifies the accounting and reporting of discontinued operations. SFAS No. 144 is not expected to materially change the methods used by the Company to measure impairment losses on long-lived assets, but may result in future dispositions being reported as discontinued operations to a greater extent than is currently permitted. The Company will adopt SFAS No. 144 for its fiscal year beginning January 1, 2002.

                          JENS' OILFIELD SERVICE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


NOTE 2 - PROPERTY AND EQUIPMENT

                  Property and equipment consist of the following:

                                                              December 31,           March 31,
                                                                 2001                  2001
                                                           -----------------     ----------------
                      Machinery and equipment              $      9,800,716      $     9,759,043
                      Automobiles and trucks                      2,847,353            2,801,430
                      Buildings                                     625,369              622,574
                      Land                                           25,200               25,200
                      Land improvements                              80,379               80,379
                      Office equipment                              151,631              148,581
                                                           -----------------     ----------------
                                                                 13,530,648           13,437,207
                      Less:  accumulated depreciation           (10,435,936)          (9,491,924)
                                                           -----------------     ----------------
                                                           $      3,094,712      $     3,945,283
                                                           =================     ================

NOTE 3 - LEGAL MATTERS

                  The Company is involved in various legal proceedings that arose in the ordinary course of business. The legal proceedings are at different stages. The Company's insurance carrier is vigorously defending the Company. In the opinion of management and their legal counsel, the ultimate gain or loss, if any, of the Company from all such proceedings can not be reasonably estimated at this time.

NOTE 4 - OPERATING LEASES

                  The Company leases certain facilities and equipment under month-to-month operating lease agreements. Rent expense for the nine months ended December 31, 2001 and year ended March 31, 2001 was $44,665 and $55,785, respectively. See Note 7 for the details surrounding a lease agreement the Company has entered into with its President.

                          JENS' OILFIELD SERVICE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

NOTE 5 - INCOME TAXES

                  The components of the net deferred tax liability recognized in accordance with SFAS No. 109 and included in the accompanying balance sheet at December 31, 2001 and March 31, 2001 are as follows:

                                                              December 31,          March 31,
                                                                  2001               2001
                                                            ---------------     ---------------
                      Allowance for doubtful accounts       $      (57,754)     $     (57,639)
                      Accumulated depreciation                     175,253            228,594
                      Franchise tax payable                        (51,058)           (27,667)
                                                            ---------------     ---------------
                            Net deferred tax liability      $       66,441      $     143,288
                                                            ===============     ===============

                  The allocation of net deferred tax liability by tax authority is as follows:

                                                     December 31,   March 31,
                                                        2001          2001
                                                      ---------     ---------
                      Current:
                           Federal                    $  1,952      $ 27,192
                           State                           259         3,599
                                                      ---------     ---------
                                Total Current            2,211        30,791
                                                      ---------     ---------
                      Noncurrent:
                           Federal                      56,723        99,348
                           State                         7,507        13,149
                                                      ---------     ---------
                                Total Noncurrent        64,230       112,497
                                                      ---------     ---------
                      Total                           $ 66,441      $143,288
                                                      =========     =========

                  The temporary differences between the tax bases of assets and liabilities and their financial reporting amounts that give rise to net deferred tax assets relate primarily to the accelerated depreciation used for income tax purposes, the allowance for doubtful accounts that is not deductible for income tax purposes, and state tax credits that will be used in the future to offset state franchise taxes

                  Deferred income tax expense consists of the following:

                                                     December 31,     March 31,
                                                         2001            2001
                                                     -----------     -----------
                      Current:
                           Federal                   $   25,240      $    3,042
                           State                          3,340             415
                      Deferred:
                           Federal                       42,625          65,146
                           State                          5,642           8,883
                                                     -----------     -----------
                      Total                          $   76,847      $   77,486
                                                     ===========     ===========

                          JENS' OILFIELD SERVICE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


NOTE 6 - CONCENTRATION OF CREDIT RISK

                  SFAS No. 105, "Disclosure of Information About Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentrations of Credit Risk," requires disclosure of significant concentrations of credit risk regardless of the degree of such risk.

                  Trade accounts receivable, net of the allowance for doubtful accounts, were due from customers in the following countries at December 31, 2001 and March 31, 2001 as follows:

                                                 December 31,        March 31,
                                                     2001               2001
                                                 -------------     -------------
                      United States              $    879,561      $    909,124
                      Mexico                          961,242           844,606
                                                 -------------     -------------

                      Total                      $  1,840,803      $  1,753,730
                                                 =============     =============


                  The Company generally does not require collateral from their customers. Credit losses have been minimal and within management's expectations.

                  The cash and cash equivalents are deposited with a high quality financial institution. The cash and cash equivalent balances are occasionally in excess of federally insured limits. However, management does not believe the risk to be significant.

                  Approximately 36% and 42%, respectively, of the Company's revenues for the nine months ended December 31, 2001 and year ended March 31, 2001 were derived from two customers, including one customer that accounted for 20% and 26%, respectively, of the Company's revenues. Accounts receivable at December 31, 2001 and March 31, 2001 includes $1,116,218 and $1,154,286, respectively, from these two customers.

NOTE 7 - RELATED PARTY TRANSACTIONS

                  The Company entered into a lease for a South Texas yard with its President in the year 2000. The Company paid $19,600 and $14,000 during the nine months ended December 31, 2001 and year ended March 31, 2001, respectively, under the terms of this lease agreement. The lease is renewable on a month-to-month basis.

                          JENS' OILFIELD SERVICE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


NOTE 8 - SECURITY DEPOSITS

                  Under terms of a lease agreement, one customer has deposited $276,401 and $269,995 at December 31, 2001 and March 31, 2001,
                  respectively, to cover any repairs needed when the equipment is returned. Any amounts not used for repairs must be returned to the customer after the lease expires.

NOTE 9 - SUBSEQUENT EVENTS

                  On February 6, 2002 and effective on January 31, 2002, the Company sold 81% of its outstanding common stock to Allis-Chalmers Corporation ("Allis"). The purchase price included $10,250,000 in cash; a $4,000,000 note payable with a 7.5% interest rate and the principal due in four years; $1,000,000 for a non-compete agreement payable monthly over five years; an additional payment estimated to be from $1,000,000 to $1,250,000 for working capital; 1,397,849 shares of Allis' common stock; and the net income for the month ending January 31, 2002.

================================================================================







                  STRATA DIRECTIONAL TECHNOLOGY, INC.,
                  AND SUBSIDIARY

                  CONSOLIDATED FINANCIAL STATEMENTS

                  AS OF DECEMBER 31, 2001 AND 2000

                  TOGETHER WITH AUDITORS' REPORT

















================================================================================

                                 C O N T E N T S


                                                                          PAGE
                                                                         NUMBER
                                                                         ------

INDEPENDENT AUDITORS' REPORT..............................................FF-3

CONSOLIDATED BALANCE SHEETS...............................................FF-4

CONSOLIDATED STATEMENTS OF OPERATIONS.....................................FF-5

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY...........................FF-6

CONSOLIDATED STATEMENTS OF CASH FLOWS.....................................FF-7

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS..........................FF-8 - FF-16






================================================================================

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

January 25, 2002, except for
  Note 11 dated February 5, 2002




To the Shareholders
STRATA DIRECTIONAL TECHNOLOGY, INC., AND SUBSIDIARY
Houston, Texas

We have audited the accompanying consolidated balance sheets of STRATA DIRECTIONAL TECHNOLOGY, INC., AND SUBSIDIARY as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of Company management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of STRATA DIRECTIONAL TECHNOLOGY, INC., AND SUBSIDIARY as of December 31, 2001 and 2000, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

                               /s/ Easley, Endres, Parkhill & Brackendorff, P.C.

                                   Easley, Endres, Parkhill & Brackendorff, P.C.

               STRATA DIRECTIONAL TECHNOLOGY, INC., AND SUBSIDIARY
               ---------------------------------------------------

            CONSOLIDATED BALANCE SHEETS - DECEMBER 31, 2001 AND 2000
            --------------------------------------------------------



                                                          2001          2000
                                                     ------------- -------------
                                       ASSETS
                                       ------

CURRENT ASSETS:
   Cash                                              $  1,629,089  $    123,311
   Accounts receivable, net of allowance
    of $53,141 and $15,250                              1,790,215     2,674,444
   Unbilled revenue                                       146,861       413,444
   Prepaid expenses and other                             196,393       129,704
   Deposits                                                 5,000        27,005
                                                     ------------- -------------

           Total current assets                         3,767,558     3,367,908
                                                     ------------- -------------


PROPERTY, PLANT AND EQUIPMENT, at cost                  5,057,529    12,247,552
   Less - Accumulated depreciation                     (2,456,655)   (3,473,635)
                                                     ------------- -------------

           Property, plant and equipment, net           2,600,874     8,773,917
                                                     ------------- -------------


OTHER ASSETS, net                                          27,701       264,895
                                                     ------------- -------------

                     Total assets                    $  6,396,133  $ 12,406,720
                                                     ============= =============

                        LIABILITIES AND SHAREHOLDERS' EQUITY
                        ------------------------------------

CURRENT LIABILITIES:
   Revolving bank credit line                        $    898,815  $    531,955
   Accounts payable                                     1,214,640     1,754,451
   Accrued liabilities                                    559,777     1,238,354
   Long-term debt, current                                295,375     1,126,931
                                                     ------------- -------------

           Total current liabilities                    2,968,607     4,651,691


VENDOR FINANCING                                                0       500,000


LONG-TERM DEBT                                             11,827     1,748,535
                                                     ------------- -------------

           Total liabilities                            2,980,434     6,900,226
                                                     ------------- -------------

COMMITMENTS AND CONTINGENCIES, Note 8

SHAREHOLDERS' EQUITY:
   Preferred stock, $.10 par value;
     30,000,000 shares authorized,
     17,187,500 shares issued and
     outstanding                                        1,718,750     1,718,750
   Common stock, $.01 par value;
     70,000,000 shares authorized,
     16,765,716 shares issued and
     outstanding                                          167,657       167,657
   Additional paid-in capital                          16,520,776    16,520,776
   Accumulated deficit                                (14,991,484)  (12,900,689)
                                                     ------------- -------------

           Total shareholders' equity                   3,415,699     5,506,494
                                                     ------------- -------------

           Total liabilities and
             shareholders' equity                    $  6,396,133  $ 12,406,720
                                                     ============= =============

   The accompanying notes are an integral part of these financial statements.

               STRATA DIRECTIONAL TECHNOLOGY, INC., AND SUBSIDIARY
               ---------------------------------------------------

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      -------------------------------------

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
                 ----------------------------------------------


                                                        2001            2000
                                                   -------------   -------------

REVENUES                                           $ 12,985,912    $ 11,561,299


COST AND EXPENSES:
   Cost of services                                  10,487,815       9,365,112
   Selling, general and administrative costs          1,289,031       1,096,976
   Charge for bad debt, net of recoveries              (420,566)        (50,914)
   Depreciation                                         542,386         675,245
   Amortization                                         226,000         226,000
                                                   -------------   -------------


         Operating income                               861,246         248,880
                                                   -------------   -------------

OTHER INCOME (EXPENSE):

   Interest expense                                    (305,645)       (496,017)
   Other income (expense)                                11,795         (24,405)
                                                   -------------   -------------

         Net other income (expense)                    (293,850)       (520,422)
                                                   -------------   -------------

INCOME (LOSS) FROM CONTINUING OPERATIONS                567,396        (271,542)

DISCONTINUED OPERATIONS (NOTE 9):

   Prior year loss from discontinued
    operations, including taxes of $5,625                     0        (314,129)
   Loss from discontinued operations
    during phaseout                                  (1,214,187)              0

   Loss on sale of assets of discontinued
    segment, including taxes of $95,000              (1,444,004)              0
                                                   -------------   -------------

NET LOSS                                           $ (2,090,795)   $   (585,671)
                                                   =============   =============

   The accompanying notes are an integral part of these financial statements.


                         STRATA DIRECTIONAL TECHNOLOGY, INC., AND SUBSIDIARY
                         ---------------------------------------------------

                           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                           -----------------------------------------------

                           FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
                           ----------------------------------------------


                                                                 Additional
                                  Preferred        Common         Paid-In        Retained
                                   Stock           Stock          Capital        Deficit         Total
                               -------------   -------------   -------------  -------------   -------------

BALANCE AT DECEMBER 31, 1999   $  1,718,750    $    167,657    $ 16,520,776   $(12,315,018)   $  6,092,165

NET LOSS                                                                          (585,671)       (585,671)
                               -------------   -------------   -------------  -------------   -------------

BALANCE AT DECEMBER 31, 2000      1,718,750         167,657      16,520,776    (12,900,689)      5,506,494

NET LOSS                                                                        (2,090,795)     (2,090,795)
                               -------------   -------------   -------------  -------------   -------------

BALANCE AT DECEMBER 31, 2001   $  1,718,750    $    167,657    $ 16,520,776   $(14,991,484)   $  3,415,699
                               =============   =============   =============  =============   =============









             The accompanying notes are an integral part of these financial statements.

                                            FF-6


                         STRATA DIRECTIONAL TECHNOLOGY, INC., AND SUBSIDIARY
                         ---------------------------------------------------

                                CONSOLIDATED STATEMENTS OF CASH FLOWS
                                -------------------------------------

                           FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
                           ----------------------------------------------



                                                                                  2001           2000
                                                                              ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                   $(2,090,795)   $  (585,671)
   Adjustments to reconcile net loss to net cash provided by (used in)
     operating activities-
     Issuance of PIK Notes in satisfaction of interest                             43,145         52,774
     Depreciation                                                               1,090,855      1,401,228
     Amortization                                                                 226,000        232,819
     Loss on disposal of fixed asset including disposal of business segment     1,349,513         39,718

     Changes in assets and liabilities-
       Accounts receivable                                                        884,229        (94,022)
       Unbilled revenue                                                           266,584        (40,230)
       Prepaid expenses and other                                                 (55,495)       (52,257)
       Deposits                                                                    22,005        (20,000)
       Accounts payable and other vendor financing                             (1,039,811)       319,944
       Accrued liabilities                                                       (678,577)      (211,666)
                                                                              ------------   ------------

          Net cash provided by (used in) operating activities                      17,653      1,042,637
                                                                              ------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property, plant and equipment, net of disposal proceeds          (579,322)      (412,486)
   Sale of Production Well Testers, Inc.                                        4,311,997              0
                                                                              ------------   ------------

          Net cash provided by (used in) investing activities                   3,732,675       (412,486)
                                                                              ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from (repayments of) revolving line of credit, net                    366,860        (87,075)
   Repayment of long term debt                                                 (2,611,410)      (624,650)
   Direct costs of equity and debt financing                                            0         (5,000)
                                                                              ------------   ------------

          Net cash provided by (used in) financing activities                  (2,244,550)      (716,725)
                                                                              ------------   ------------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                            1,505,778        (86,574)

CASH AND CASH EQUIVALENTS, beginning of year                                      123,311        209,885
                                                                              ------------   ------------
CASH AND CASH EQUIVALENTS, end of year                                        $ 1,629,089    $   123,311
                                                                              ============   ============

CASH PAID FOR INTEREST                                                        $   484,894    $   639,738
                                                                              ============   ============
CASH PAID FOR INCOME TAXES                                                    $         0    $         0
                                                                              ============   ============

             The accompanying notes are an integral part of these financial statements.

                                            FF-7

               STRATA DIRECTIONAL TECHNOLOGY, INC., AND SUBSIDIARY
               ---------------------------------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                           DECEMBER 31, 2001 AND 2000
                           --------------------------


1.  ORGANIZATION:
    -------------

STRATA Directional Technology, Inc., and Subsidiary, (collectively, with its subsidiary Production Well Testers, Inc., the "Company") was incorporated in the state of Texas on January 4, 1996, for the purpose of providing directional and horizontal drilling technology services to the upstream oil and gas industry.

Business Operations
-------------------

Management of the Company believes it will be successful in meeting its strategic business objectives. The Company is subject to all of the risks inherent in the establishment and growth of a developing business, including, among other things, limited access to capital and intense competition both for market share and for experienced and competent operating personnel. The direction of the Company is largely dependent upon the efforts of its key management personnel; and the efforts of each employee, particularly its operations and marketing personnel, and its drillers and guidance technicians who are critical to successful operations and applications of drilling and guidance technologies.

The energy services business is influenced by a number of factors, including the current and anticipated prices of oil and natural gas, the expenditures by oil and gas companies for exploration and development, the availability of drilling rigs and a variety of political and economic factors including the worldwide demand for oil. Historically, the energy services market has been highly cyclical and volatile.

Throughout the first three quarters of 2001, the Company experienced an improvement in its operations, which resulted in a favorable impact on the Company's financial position and generated a positive cash flow sufficient for the Company to sustain its operations and to pay its debt obligations as they become due. Commencing with the Fourth Quarter of 2001 the Company experienced a substantial reduction in revenues which has continued into the First Quarter of 2002, and is largely due to a significant decline in the level of drilling activity by the Company's major customers in the Company's Gulf Coast market area.

2. SIGNIFICANT ACCOUNTING POLICIES:
   --------------------------------

Principles of Consolidation
---------------------------

The consolidated financial statements include the accounts of STRATA Directional Technology, Inc., and Subsidiary, after elimination of all significant intercompany accounts and transactions.

Revenue Recognition
-------------------

The Company recognizes revenue as services are performed. Billings made in advance of services performed are deferred and recorded in the accompanying consolidated balance sheets as deferred revenue.

The Company also recognizes as service revenue, proceeds receivable from customers and insurance companies for rental tools lost down hole while performing drilling services.

               STRATA DIRECTIONAL TECHNOLOGY, INC., AND SUBSIDIARY
               ---------------------------------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


SIGNIFICANT ACCOUNTING POLICIES (continued):
--------------------------------------------

Use of Estimates
----------------

The presentation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Values
-----------

The carrying amounts of cash, accounts receivable, accounts payable and accrued liabilities are reasonable estimates of their fair values due to the short-term maturities of these instruments. The fair value of the Company's long-term debt is estimated based on the terms of each debt agreement and approximates carrying value.

Property, Plant and Equipment
-----------------------------

Property, plant and equipment are stated at cost, including costs to ready assets for use. Depreciation is computed on the straight-line method over the estimated useful lives of the assets beginning with the month in which the property, plant and equipment are placed in service. At December 31, 2001 and 2000, property, plant and equipment were comprised of the following items:

                                         Useful
                                         Lives          2001           2000
                                     -------------  -------------  -------------
                                                    $          0   $    190,800
Land
Buildings                               15 years               0        549,443
Computer equipment                      3-5 years        325,173        342,681
Furniture and fixtures                  7 years          115,336        125,953
Equipment                               3-15 years     4,617,020     11,038,675
                                                    -------------  -------------
                                                       5,057,529     12,247,552

Less accumulated depreciation                         (2,456,655)    (3,473,635)
                                                    -------------  -------------
Net property, plant and equipment                   $  2,600,874   $  8,773,917
                                                    =============  =============

Repair and maintenance costs are expensed as incurred, and major renewals and betterments are capitalized. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains and losses resulting from property disposals are included in other income (expense).

The Company reviews certain long-lived assets for impairment whenever events indicate that the carrying amount of an asset may not be recoverable and recognizes an impairment loss under certain circumstances in the amount by which the carrying value exceeds the fair value of the asset.

               STRATA DIRECTIONAL TECHNOLOGY, INC., AND SUBSIDIARY
               ---------------------------------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


SIGNIFICANT ACCOUNTING POLICIES (continued):
--------------------------------------------

Cash and Cash Equivalents
-------------------------

The Company considers all highly liquid temporary investments, including those with an original maturity of three months or less, to be cash equivalents. Cash equivalents consist primarily of interest-bearing accounts.

Other Assets
------------

Included in other assets are amounts related to certain contingent, noncompete agreements and retention payments aggregating $21,646 and $247,646 for 2001 and 2000 respectively, payable as a result of a prior year acquisition. The aggregate amounts are being amortized over a four year period, commencing March 15, 1998. For both of 2001 and 2000, amortization amounted to $226,000.

Income Taxes
------------

The Company files a consolidated income tax return for federal income tax purposes. Income taxes are provided for under the liability method, which takes into account differences between financial statement treatment and tax treatment of certain transactions. Deferred income tax assets represent the tax effects of activity that has been reflected in the financial statements but will not be deductible for tax purposes until future periods. Deferred income tax liabilities represent tax effects of activity that has been reflected in the financial statements but will not be taxable until future periods.

3. LINES OF CREDIT:
   ----------------

Vendor Financing
----------------

In 1996, and as amended on December 14, 2000, the Company entered into a long-term vendor financing agreement with a major supplier of drilling motors for drilling motor rentals, motor lease costs and motor repair costs. The agreement, as amended, has a term of five years and full amount of the credit line is payable in four installments, of which $250,000 is due June 30, 2001, $250,000 is due December 31, 2001, $250,000 is due March 31, 2002 and $250,000
is due June 30, 2002. The credit line bears interest at an annual rate of 8.5 percent. Payment of the interest on the note is not due until maturity; however, payments with respect to principal and interest may be made by the Company at any time without bonus or penalty. As of December 31, 2001 and 2000, the Company had drawn down the full amount of this credit line of $500,000 and $1,000,000 respectively. In 2001 and 2000, interest payments in the amounts of $127,292 and $119,668, respectively, were paid in relation to this debt. Interest accrued and unpaid is included in accounts payable. The agreement with the supplier contains a clause that in the event of a change in the majority ownership of the Company or a material adverse change in the Company's business, at the supplier's discretion, all unpaid rental and interest amounts immediately become due and payable.

Financial Institution
---------------------

On March 31, 1999, and as amended on October 13, 1999, the Company entered into separate financing agreements with Wells Fargo Business Credit, Inc., (formerly, Norwest Business Credit, Inc.), to borrow up to $2,600,000 under a revolving credit facility. Under the terms of the agreement, the revolving credit facility shall not exceed 75 percent of eligible accounts receivable and bears interest at the Wells Fargo Credit base rate, plus 3.0 percent.


                              STRATA DIRECTIONAL TECHNOLOGY, INC., AND SUBSIDIARY
                              ---------------------------------------------------

                                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  ------------------------------------------


4. LONG-TERM DEBT:
   ---------------
                                                                                           2001         2000
                                                                                       -----------  -----------
Term Notes payable to Wells Fargo Business Credit, Inc., and Subsidiary dated
   March 31, 1999, as amended, and bearing interest at the Wells Fargo base rate
   plus 2.5% and payable in 60 equal monthly installments                              $  273,090   $1,009,670

Note payable dated June 30, 1998, to a former shareholder of STRATA for the purchase of 71,500 shares of common stock of the Company, bearing interest at
   8.0% and payable in 60 equal monthly installments of $2,030 each and may be
   paid in full without penalty at any time                                                34,112       54,688

Note payable effective September 30, 1998, to the former shareholder of PWT as part of the consideration for the purchase by the Company of all of the stock of PWT, bearing interest at the prime rate of interest as published in the
   Wall Street Journal from time to time; interest is payable annually commencing September 30, 1999, and principal is due in one installment and
   payable on September 30, 2003                                                                0      500,000

Promissory Note payable effective March 11, 1999, Stooksberry, Inc., and
   Subsidiary as part of the consideration for the purchase of well testing equipment, bearing interest at 10 % and payable in three installments being two installments of $250,000 each on May 1, 1999 and May 1, 2000 and the
   final installment of $750,000 on May 1, 2001                                                 0      750,000

Convertible secured note agreement dated July 9, 1999, payable to Energy
   Spectrum Partners LP, bearing interest at 9% payable quarterly, convertible at the option of the noteholder, either in whole or in part, into common stock of the Company at a conversion price of $0.50 per share. Principal is
   payable in full in one installment on March 1, 2006                                          0      500,000

Convertible subordinated note agreements (PIK Notes) dated December 1, 1999,
   March 1, 2000, June 1, 2000, September1, 2000 and December 1, 2000, payable to Energy Spectrum Partners LP, bearing interest at 9% payable quarterly, convertible at the option of the noteholder, either in whole or in part, into common stock of the Company at a conversion price of $0.50 per share.
   Principal due on each PIK Note is payable in one installment on March 1, 2006                0       61,108
                                                                                       -----------  -----------
Total debt                                                                                307,202    2,875,466
Less - current portion                                                                   (295,375)  (1,126,931)
                                                                                       -----------  -----------
Long-term debt                                                                         $   11,827   $ 1,748,535
                                                                                       ===========  ===========

     The maturities of long-term and subordinated debt for years ended December 31 are as follows:

                 2002                            $295,375
                 2003                              11,827
                                              ------------
                                                 $307,202
                                              ============

               STRATA DIRECTIONAL TECHNOLOGY, INC., AND SUBSIDIARY
               ---------------------------------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


5. CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS:
   -------------------------------------------------

The Company provides drilling technology services to the oil and gas industry. As such, the Company's operations are sensitive to fluctuations in oil and gas price levels and exploration activity. Accounts receivable at any given time are concentrated primarily in major oil companies and independent producers. An allowance for doubtful accounts is provided when necessary.

In 2001 and 2000, Company's revenues derived from major customers (customers comprising 10.0% percent or more of sales) were 36.53% and 34.81%, respectively.

6. SHAREHOLDERS' EQUITY:
   ---------------------

Preferred Stock
---------------

In a prior year, Energy Spectrum Partners, LP converted $6,875,000 of Convertible Notes into 17,187,500 shares of 9% Cumulative Preferred Stock, Series C. The preferred shares are entitled to receive cash dividends at an annual rate of $0.036 per share when and if declared by the Board of Directors out of funds legally available for that purpose. The dividends are fully cumulative and are payable quarterly, on the last day of each calendar quarter. No dividends were declared by the Board of Directors in 2001 and 2000. As of December 31, 2001 and 2000, there were cumulative, undeclared dividends on preferred stock in the amounts of $1,392,188 and $773,438, respectively.

Preferred stock is convertible at any time into common stock based on a formula defined in the certificate of designation, preferences and rights. Preferred shares have an initial liquidation value of $0.40. At the option of the Company, preferred shares may be redeemed, however, a liquidation premium of up 9.0 percent is payable if the redemption occurs prior to September 1, 2003. The sale of the Company, its assets or its subsidiary will trigger a mandatory redemption requirement for preferred shares.

Stock Options
-------------

In 1997, the Company established a nonqualified stock option plan ("the Plan"). As of December 31, 2001, 149,954 shares of the Company's common stock were reserved for future issuance under the Plan. The Plan's activities are summarized as follows:

                                                                      Weighted
                                                         Shares    Average Price
                                                       -----------   -----------

Outstanding, January 1, 2000                              902,154    $     1.12

Granted                                                 1,786,795    $     0.40

Forfeited                                                (122,111)   $     0.57
                                                       -----------

Outstanding, December 31, 2000                          2,566,838    $     0.65

Granted                                                         0    $     0.00

Forfeited                                              (1,340,795)   $     0.52
                                                       -----------

Outstanding, December 31, 2001                          1,226,043    $     0.78
                                                       ===========


               STRATA DIRECTIONAL TECHNOLOGY, INC., AND SUBSIDIARY
               ---------------------------------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


SHAREHOLDERS' EQUITY (continued):
---------------------------------
                      Shares
                    Outstanding         Remaining      Fair Value Using    Vested Shares at
                   at December 31,   Contractual Life    Black-Scholes       December 31,
Exercise Price          2001             (years)       Model (per share)        2001
--------------    ---------------    ---------------    ---------------    ---------------

        $0.40            585,000           8                     $0.19            117,000

        $0.45             79,026           4                     $0.21             79,026

        $1.00            360,500           6                     $0.42            216,300

        $1.50            150,517           5                     $0.72            149,717

        $2.00             51,000           6                     $0.84             34,600

Pro forma information regarding net income and earnings per share is required by SFAS No. 123 and has been determined as if the Company had accounted for its stock options under the fair value method as provided therein. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for options issued in 2001: risk-free interest ranges of 5.46 to 6.49 percent, expected lives of 10 years, no assumed volatility and no expected dividends.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Set forth below is a summary of the Company's net loss as reported and pro forma as if the fair value-based method of accounting defined in SFAS No. 123 had been applied. The pro forma information is not meant to be representative of the effects on reported net income for future years because, as provided by SFAS No. 123, only the effects of awards granted after January 4, 1996, the inception date, through December 31, 2001, are considered in the pro forma calculation.

                                       2001                           2000
                           -------------------------   -------------------------
                           As Reported   Pro Forma     As Reported   Pro Forma
                           -----------  ------------   -----------  ------------
                                             (In Thousands)
     Net Loss                 $(2,091)      $(2,154)        $(585)        $(821)
                           ===========  ============   ===========  ============

7. INCOME TAXES:
   -------------

The Company's provision for taxes is summarized as follows:

                                                            2001         2000
                                                        ----------    ----------

     Computed federal tax expense (benefit)             $(702,370)    $(199,128)

     State income taxes                                    70,000         5,625

     Plus tax effect of:

          Non-deductible expenses                          36,877        33,680

          Valuation allowance for loss carry-forward      690,493       165,448
                                                        ----------    ----------

     Current tax expense                                $  95,000     $   5,625
                                                        ==========    ==========

               STRATA DIRECTIONAL TECHNOLOGY, INC., AND SUBSIDIARY
               ---------------------------------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


INCOME TAXES (continued):
-------------------------

     Continuing operations                              $       0     $       0

     Non-continuing operations                             95,000         5,625
                                                        ----------    ----------
     Tax expense                                        $  95,000     $   5,625
                                                        ==========    ==========

As of December 31, 2001, the Company has generated net operating loss ("NOL") carryforwards of approximately $9,092,000 available to reduce future income taxes for federal tax purposes. These NOL carryforwards begin to expire in 2019 through 2021. A change in ownership, as defined by federal income tax regulations, could limit the Company's ability to utilize its carryforward to an annual amount equal to approximately 5% of the fair value of the Company. As the Company has incurred losses in recent years and the utilization of these carryforwards could be limited as discussed above, a valuation allowance has been established to fully reserve the potential tax benefit related to net operating losses of approximately $3,091,000 at December 31, 2001.

The Company's net temporary differences relate primarily to the depreciation of fixed assets using accelerated methods for tax purposes and the write-off of goodwill for book purposes only. As of December 31, 2001 and 2000, the Company has net deferred tax assets (liabilities) of approximately $699,000 and $(172,000), respectively. No deferred tax assets or liabilities are recorded in these financial statements related to temporary differences.

8. COMMITMENTS AND CONTINGENCIES
   -----------------------------

Service Agreement
-----------------

The Company has an arrangement with Administaff, pursuant to which the Company leases certain personnel to perform Company services. Under this arrangement, personnel compensation, income tax withholdings, insurance, benefits and workers' compensation of the applicable personnel are administered through Adminstaff.

Employment Agreements
---------------------

The Company maintains employment agreements with two employees, all of whom are either officers or directors of the Company. The employment agreements contain certain change-in-control provisions that would entitle each of the employees to receive one to three times their respective annual compensation including applicable bonuses, if any, plus continuation of certain benefits should there be a change-in-control in the Company (as defined) and employment terminates. The employment agreements also provide for "keyman" life insurance benefits, severance benefits, disability and death benefits and, as to one officer, consulting services under certain circumstances.

Earn-Out Payments
-----------------

The Company has an earn-out arrangement with the sellers from a prior acquisition, the payment of which is conditional upon the Company exceeding certain specific earning levels for each of five periods commencing April 1, 1998, and ending March 31, 2002. For each of 2001 and 2000, the specific earning level was not met, and as a result, no earn-out payments were made.

               STRATA DIRECTIONAL TECHNOLOGY, INC., AND SUBSIDIARY
               ---------------------------------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


COMMITMENTS AND CONTINGENCIES (continued):
-----------------------------------------

Leases
------

The Company leases a fleet of directional drilling motors under short-term leases. In addition to the lease payments, the Company is billed for repair costs and other charges to maintain the drilling motors in good working order, which charges are also paid to the lessor. In addition to the directional motor fleet, the Company leases certain office space and shop facilities, the longest of which expires in 2005. The following represents future minimum rental payments under non-cancelable operating leases for years ended December 31:

                 2002              $     126,706
                 2003                     91,566
                 2004                     49,446
                 2005                      6,800
                                   --------------

                                   $     274,518
                                   ==============

Drilling motor requirements in excess of the lease motor fleet capability are rented directly from motor suppliers. In addition to the rentals of drilling motors, the Company also rents certain other drilling tools and equipment as required in order to perform its directional drilling services. Rental expense for the years ended December 31, 2001 and 2000 was $1,623,072 and $2,106,355, respectively.

401(k) Plan
-----------

The Company's subsidiary, PWT, up to the date of sale of its business and assets, maintained a 401(k) plan ("the 401(k) Plan") for all of its employees who completed a minimum 1,000 hours of service with the company and had attained age 18. Under its terms, each eligible employee may contribute up to a maximum of 9 percent of his annual income into the 401(k) Plan. PWT matched each employee contribution up to a maximum of 6 percent of the employee's annual income. In addition, PWT could contribute a further discretionary amount into the 401(k) Plan based on company profits. In 2001 and 2000 PWT contributed $54,410 and $64,811, respectively, as matching contributions and $0 and $60,000, respectively, as discretionary contributions.

Those Company employees who are leased from Administaff (see Note 8, above) are eligible to participate in an Administaff administered 401(k) Plan pursuant to which each employee may contribute up to 20 percent of his annual income, subject to a maximum annual contribution of $10,500, into the 401(k) Plan. The Company does not contribute to this Plan.

Insurance
---------

The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property and a general umbrella policy. Management believes that the Company has not incurred significant claims or losses on any of its insurance policies.

               STRATA DIRECTIONAL TECHNOLOGY, INC., AND SUBSIDIARY
               ---------------------------------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


COMMITMENTS AND CONTINGENCIES (continued):
----------------------------------------

Litigation
----------

The Company is involved in legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

9. SALE OF BUSINESS:
   -----------------

Effective September 21, 2001, the Company sold its land and buildings located in Laurel, MS and New Iberia, LA, together with all of its well-testing business, equipment and ancillary repair parts inventory for an aggregate sale price of $ 4,700,000, of which $388,003 was used to fund a covenant not-to-compete for a former officer and closing costs. In conjunction with the sale of the well testing business, the company formally discontinued well testing operations, which was the principal business of its subsidiary, Production Well Testers, Inc.

10. RELATED PARTY TRANSACTIONS:
    ---------------------------

During 2001, the Company repaid its debt to Energy Spectrum Partners, LP, a shareholder, in its entirety, as more fully described in Note 3.

11. SUBSEQUENT EVENTS:
    ------------------

Dividend Payment
----------------

Effective January 31, 2002, the Company declared and paid "in kind" all dividends in arrears on the issued and outstanding 9% Cumulative Convertible Preferred Stock, Series C, through the issuance of 3,609,375 additional shares of 9% Cumulative Convertible Preferred Stock, Series C to Energy Spectrum Partners, LP.

Financing Transactions
----------------------

Effective February 5, 2002, the Company refinanced its Credit Facilities with Wells Fargo Credit, Inc. Under the terms of the financing agreement, the aggregate credit limit has been revised to $4,154,000 which consists of a Revolving Credit Facility in the amount of up to $2,500,000 and a Term Credit Facility in the amount of $1,654,000 amortizing over a sixty month period. The Credit Facilities bear interest at the Wells Fargo Bank, N.A. base rate of interest plus 2 percent.

Change of Ownership
-------------------

Effective February 5, 2002, substantially all the issued and outstanding preferred and common shares of the Company were acquired by Allis-Chalmers Corporation, Inc. in a share exchange transaction.


ALLIS-CHALMERS CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2001
(In thousands, except per share data)
                                                                                            JENS
                                  ALLIS-                      JENS                         OILFIELD        PROFROMA
                                CHALMERS                    OILFIELD         STRATA        SERVICES         ALLIS-
                              CONSOLIDATED     STRATA       SERVICES        PURCHASE       PURCHASE        CHALMERS
                               HISTORICAL     HISTORICAL    HISTORICAL     ADJUSTMENTS    ADJUSTMENTS    CONSOLIDATED
                             -------------  -------------  -------------  -------------  -------------   -------------

Sales                               4,796         12,986          9,964           -           -                27,746
Cost of Sales                       3,331         11,030          4,451           -           -                18,812
                             -------------  -------------  -------------  -------------  -------------   -------------

Gross Profit                        1,465          1,956          5,513           -           -                 8,934

Marketing and
Administrative Expense              2,898          1,095          2,832          58 (n)     868 (n)             7,751
                                                                                           (880)(o)              (880)

Income (Loss) from           -------------  -------------  -------------  -------------  -------------   -------------
Operations                         (1,433)           861          2,681         (58)        (12)                2,063

Other Income
  Interest Income                      41              -             (6)          -           -                    35
  Interest Expense                   (869)          (306)             -           3(p)   (1,127)(p)(v)         (2,299)

  Other                               (12)            12             35           -        (232)(y)              (197)

                             -------------  -------------  -------------  -------------  -------------   -------------
Income (Loss) Before Taxes         (2,273)           567          2,710         (55)     (1,347)                 (398)

Taxes                                   -              -           (831)          -         588 (q)              (243)

Income (Loss)
                             -------------  -------------  -------------  -------------  -------------   -------------
from Continuing Operations         (2,273)           567          1,879         (55)       (759)                 (641)
                             =============  =============  =============  =============  =============   =============

Weighted average shares
outstanding                         3,952                                                                      19,546
                             =============                                                               =============

Pro forma net income (loss)
per common share             $      (0.57)                                                               $      (0.03)
                             =============                                                               =============


                         See notes to unaudited pro forma consolidated financial statements.


                                                            P-1

ALLIS-CHALMERS CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA  CONSOLIDATED STATEMENT OF FINANCIAL POSITION
AS OF DECEMBER 31, 2001
(In thousands, except per share data)
                                                                                                          JENS
                                            ALLIS-                        JENS                          OILFIELD        PROFROMA
                                           CHALMERS                     OILFIELD         STRATA         SERVICES         ALLIS-
                                         CONSOLIDATED     STRATA        SERVICES        PURCHASE        PURCHASE        CHALMERS
                                          HISTORICAL     HISTORICAL    HISTORICAL      ADJUSTMENTS     ADJUSTMENTS     CONSOLIDATED
                                         ------------  -------------  --------------  --------------  --------------  --------------
ASSETS

Cash and cash equivalents                $       152   $      1,629   $       2,595   $      349(d)   $(3,776)(j)(r)  $         949
Trade Receivables                                973          1,937           1,691            -            -                 4,601
Inventories, net                                   -              -               -            -            -                     -
Due from related party                            61              -               -            -            -                    61
Other current assets                             153            201             335            -        1,000 (j)             1,689
                                         ------------  -------------  --------------  --------------  --------------  --------------

      Total Current Assets                     1,339          3,767           4,621          349       (2,776)                7,300

Net Property, plant and equipment              4,246          2,601           3,095          699(b)    10,416 (i)            21,057
Goodwill and other intangibles, net            5,067              -               -        3,974(c)     1,234 (e)            10,275
Other assets                                   1,813             28             306            -            -                 2,147
                                         ------------  -------------  --------------  --------------  --------------  --------------

      Total Assets                       $    12,465   $      6,396   $       8,022   $    5,022      $ 8,874         $      40,779
                                         ============  =============  ==============  ==============  ==============  ==============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current maturities of long-term debt     $     1,023   $      1,194               -   $     (862)(d)  $   986 (j)      $      2,341
Trade accounts payable                           298          1,215               -            -            -                 1,513
Accrued employee benefits                        851              -               -            -            -                   851
Other current liabilities                        786            560             460        1,100 (t)    1,000 (s)             3,906
                                         ------------  -------------  --------------  --------------  --------------  --------------

      Total Current Liabilities                2,958          2,969             460          238        1,986                 8,611

Accrued postretirement benefit
 obligations                                     824              -               -            -            -                   824
Long-term debt                                 6,833             11               -        1,311 (d)    9,641 (j)(u)         17,796
Redeemable Warrant                               600              -               -            -          900 (y)             1,500
Deferred Tax Liability                             -              -              64            -            -                    64
Other liabilities                                  -              -             270            -        1,234 (e)             1,504
Minority Interest                                  -              -               -          170 (h)    1,664 (m)             1,834

Preferred Stock                                    -          1,719               -       (1,719)(f)        -                     -
                                                   -              -               -        3,500 (a)         -                3,500
Shareholders' equity
 Common stock                                  1,738            168              38         (168)(f)      (38)(k)             1,738
Capital in excess of par value                 4,716         16,520               6      (16,520)(f)       (6)(k)                 -
                                                   -              -               -          267 (x)       47 (w)                 -
                                                   -              -               -        2,952 (g)      630 (l)             8,612

Accumulated earnings (deficit)                (5,204)       (14,991)          7,184       14,991 (f)   (7,184)(k)            (5,204)
                                         ------------  -------------  --------------  --------------  --------------  --------------
      Total Shareholders' Equity               1,250          1,697           7,228        1,522       (6,551)                5,146
                                         ------------  -------------  --------------  --------------  --------------  --------------
      Total Liabilities and
        Shareholders' Equity             $    12,465   $      6,396   $       8,022   $    5,022      $ 8,874         $      40,779
                                         ============  =============  ==============  ==============  ==============  ==============

                         See notes to unaudited pro forma consolidated financial statements.


                                                            P-2

                           ALLIS-CHALMERS CORPORATION

         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS


Allis Chalmers ("Company") completed two acquisitions and related financing on February 6, 2002 (the "Acquisition Transactions"). The transactions are more fully described below.

JENS OIL FIELD TRANSACTION. We purchased 81% of the outstanding stock of Jens for (i) $10,250,000 in cash, (ii) a $4,000,000 note payable with a 7.5% interest rate and the principal due in four years, (iii) $1,234,000 for a non-compete agreement payable monthly for five years, (iv) an additional payment estimated to be from $1,000,000 to $1,250,000, based upon Jens' working capital as of December 31, 2001, and (v) 1,397,849 shares of our common stock. We entered into a three year employment agreement with Mr. Mortensen under which we will pay Mr. Mortensen a base salary of $150,000 per year. We also entered into a Shareholders Agreement with Jens and Mr. Mortensen providing for restrictions against transfer of the stock of Jens by us and Mr. Mortensen, and providing Mr. Mortensen the option after February 1, 2003, to exchange his shares of stock of Jens for shares of our common stock with a value equal to 4.6 times the trailing EBITDA of Jens determined in accordance with GAAP, less any intercompany loans or third party investments in Jens, times nineteen percent (19%). Our common stock will be valued based on the average closing bid price for the stock for the preceding 30 days. Mr. Mortensen has a demand registration right pursuant to the Shareholder Agreement that requires the Company to register his shares of the Company under the Securities Act of 1933, as amended, which can be effected between August 1, 2002 and July 31, 2005 at Mr. Mortensen's cost, along with piggyback registration rights.

Jens supplies highly specialized equipment and operations to install casing and production tubing required to drill and complete oil and gas wells.

STRATA ACQUISITION. We acquired 100% of the preferred stock and 95% of the common stock of Strata in consideration for the issuance to Energy Spectrum Partners, LP ("Energy Spectrum") of 6,559,863 shares of our common stock, warrants to purchase an additional 437,500 shares of Company common stock at an exercise price of $0.15 per share and 3,500,000 shares of a newly created Series A 10% Cumulative Convertible Preferred Stock of the Company ("Series A Preferred Stock"). In addition, in the event the Series A Preferred Stock is not converted or redeemed prior to February 4, 2004, an additional warrant will be issued to Energy Spectrum which will entitle it to acquire 875,000 shares at an exercise price of $0.15 per share. Energy Spectrum, which is now our largest shareholder, is a private equity fund headquartered in Dallas.

Strata provides high end directional and horizontal drilling technology for specific targeted reservoirs that cannot be reached vertically.

The Series A Preferred Stock issued to Energy Spectrum in connection with the Strata transaction has cumulative dividends at $ .10 per share payable in cash or additional Series A Preferred Stock. Additionally, the Series A Preferred Stock is convertible at 1.33 per share of Company common stock for each share of Series A Preferred Stock until February 1, 2003. After February 1, 2003, the conversion ratio will change to 1.67 shares of Company common stock for each share of Series A Preferred Stock or a higher conversion ratio depending on the market price calculated in accordance with the certificate of designations of the Series A Preferred Stock. The Series A Preferred Stock is also subject to anti-dilution protection in the event of issuances below the conversion price of the Series A Preferred Stock, is subject to mandatory redemption on the second anniversary date of issuance or earlier from the net proceeds of new equity sales, and is subject to optional redemption by us at any time. The redemption price of the Series A Preferred Stock is $1.00 per share plus an amount equal to all accrued and unpaid dividends to such date. In addition, the holder of the Series A Preferred Stock is entitled to appoint three directors to our Board of Directors and three persons designated by Energy Spectrum, Thomas O. Whitener, Jr., James W. Spann, and Michael D. Tapp, were appointed as directors upon consummation of the acquisition of Strata. We also granted Energy Spectrum registration rights which includes two demand registrations at our expense and piggyback registration rights.

BANK FINANCING. In connection with the acquisition of Jens, Wells Fargo Bank and its affiliates (the "Banks") provided $5,574,396 in financing consisting of a revolving credit facility in the amount of $1,000,000, a term equipment facility in the amount of $4,042,396 and a real estate term facility in the amount of $532,000. The facilities have a floating interest rate and a maturity date of February 1, 2005.

In connection with the acquisition of Strata, the Banks provided financing of $4,154,000 consisting of a revolving credit facility in the amount of $2,500,000 and a term facility in the amount of $1,654,000. The facilities have a floating interest rate and a maturity date of February 1, 2005.

All of the loan facilities except the revolving credit facility were fully drawn upon at closing. The revolving credit facility was not drawn upon at the time of closing.

In connection with the Jens and Strata acquisitions, the banks also made a subordinated loan to us in the amount of $3,000,000. This loan has a 12.0% interest rate and a maturity date of February 1, 2005. Energy Capital has been issued warrants for 1,165,000 shares of common stock at a $0.15 exercise price and 335,000 warrants to purchase common stock at $1.00 per share exercise price in connection with their subordinated debt financing. We have the right to redeem warrants for 465,000 shares for $600,000 after two years and warrants for 700,000 shares for $900,000 after three years. All of the warrants are subject to redemption at the option of the warrant holders for $1,500,000 in cash after three years by the company. In addition, previously issued warrants to purchase common stock of MCA were cancelled.

Substantially all of the Company's tangible assets have been pledged as collateral on the loans from the Banks.

As a result of the transactions described above, we have outstanding approximately 19.5 million shares of common stock, as well as preferred stock, options and warrants convertible into or exercisable for an additional 9.6 million shares.

The accompanying unaudited pro forma consolidated condensed financial statements illustrate the effects of the Acquisition Transactions on the Company's results of operations and financial position. The unaudited pro forma consolidated condensed statements of operations for the twelve months ended December 31, 2001 are based on the historical statements of operations and assume that the Acquisition Transactions had occurred as of the beginning of the period presented. The unaudited pro forma consolidated condensed statement of financial position as of December 31, 2001 is based on the historical statement of financial position of the Company and assumes that the Acquisition Transactions took place on December 31, 2001.

Certain information normally included in the financial statements prepared in accordance with generally accepted accounting principles has been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The unaudited pro forma consolidated condensed financial statements should be read in conjunction with our audited financial statements in our Form 10-K Annual Report including notes thereto for the year ended December 31, 2001 filed with the SEC.

                           ALLIS-CHALMERS CORPORATION

                          NOTES TO UNAUDITED PRO FORMA
                   CONSOLIDATED CONDENSED FINANCIAL STATEMENTS


     The following pro forma adjustments have been made to the historical financial statements of the Company:


a) Allis Preferred stock issued to Energy Spectrum in exchange for Strata stock.

b)    Recognition of fair value of fixed assets upon the acquisition of Strata.

c) Recognition of goodwill and other intangible assets resulting from the acquisition.

d)    Net increase in debt related to Strata acquisition.

e)    Recording of Non-compete obligation for amount payable to seller of Jens.

f) Elimination for consolidation of Strata preferred and common stockholders' equity.

g) Issuance of Allis common stock to Energy Spectrum upon acquisition of Strata.

h)    To reflect the minority interest in Strata upon consolidation.

i)    Recognition of fair value of fixed assets upon the acquisition of Jens.

j) Issuance of new debt related to Jens acquisition (the Senior Term Note of $4,042,000, the Real estate note for $532,000, subordinated debt of $3,000,000 and a sellers note for $4,000,000). The Company received cash in the amount of $6,574,000 in addition to $1,000,000 that was placed in an escrow fund to be used for the purchase price adjustment discussed in
      (w) below.

k)    Elimination of Jens stockholders' equity for consolidation purposes.

l) Issuance of Allis common stock to the seller of Jens in connection with the Jens purchase.

m)    To record the minority interest in Jens for consolidation purposes.

n) Increase in depreciation due to the increase in fixed asset values of acquired companies.

o)    Elimination of owners bonus and compensation difference for Jens.

p) Increase in interest expense due to debt incurred to acquire Jens and Strata.

q) Reduction in income taxes due to filing acquired companies in a consolidated tax return.

r)    Reduction for cash paid ($10,250,000) to the seller of Jens at closing.

s) Estimated purchase price liability based on working capital to be paid to the seller of Jens in the second quarter of 2002.

t) Estimated costs of personnel reorganization and other future costs at Strata.

u) Recording of the new put option for $1,500,000 related to the warrants issued to lenders and the cancellation of the former put option for $600,000.

v) The net increase on MCA in interest amortization ($317,000) of the discount on debt resulting from the warrant put option discussed in (y).

w)    Recorded value of warrants given to the Banks.

x) Issuance of warrats for Allis common stock to Energy Spectrum in acquisition of Strata.

y)    Minority interest in Jens income.